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                                                                   EXHIBIT 10.43


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         RACEGATE.COM, INC. (DELAWARE),

                        RACEGATE.COM, INC. (CALIFORNIA),

                              RG ACQUISITION CORP.,

                         ACTIVE USA.COM, INC. (FLORIDA)

                                       AND

                      TICKETMASTER ONLINE-CITYSEARCH, INC.

                          DATED AS OF NOVEMBER 17, 1999


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                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  AGREEMENT TO PURCHASE AND SELL STOCK..................................................................3

                    2.1. Authorization............................................................................3
                    2.2. Agreement to Purchase and Sell Stock.....................................................3
                    2.3. Agreement to Purchase Stock by Kettle and Austin.........................................3
                    2.4. Cash Adjustment to Aggregate Purchase Price..............................................4
                    2.5. Cost of Capital..........................................................................4

ARTICLE III  CLOSING; DELIVERY....................................................................................4

                    3.1. The Closing..............................................................................4
                    3.2. Delivery.................................................................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE RG COMPANIES AND ACTIVEUSA......................................5

                    4.1. Organization, Good Standing and Qualification............................................5
                    4.2. Capitalization...........................................................................5
                    4.3. Subsidiaries.............................................................................6
                    4.4. Due Authorization........................................................................6
                    4.5. Valid Issuance of Stock..................................................................6
                    4.6. Liabilities..............................................................................7
                    4.7. Title to Properties and Assets...........................................................7
                    4.8. Intellectual Property; Software..........................................................7
                    4.9. Material Contracts and Obligations......................................................11
                    4.10. Litigation.............................................................................12
                    4.11. Required Consents......................................................................12
                    4.12. Compliance with Other Instruments......................................................12
                    4.13. Disclosure.............................................................................12
                    4.14. Registration Rights....................................................................13
                    4.15. Insurance..............................................................................13
                    4.16. Financial Statements...................................................................13
                    4.17. Certain Actions........................................................................13
                    4.18. Activities Since Balance Sheet Date....................................................14
                    4.19. Tax Matters............................................................................14
                    4.20. Tax Elections..........................................................................15
                    4.21. Environmental Matters..................................................................15
                    4.22. Employee Benefits......................................................................15
                    4.23. Interested Party Transactions..........................................................16

                                      i

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

                    4.24. Stock Restriction Agreements...........................................................16
                    4.25. Minute Books...........................................................................16
                    4.26. Labor Agreements and Actions...........................................................16
                    4.27. Year 2000 Compliance...................................................................17
                    4.28. No Restrictions on Shares..............................................................17
                    4.29. Merger; Merger Agreement...............................................................17

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................17

                    5.1. Authorization...........................................................................18
                    5.2. Investigation; Economic Risk............................................................18
                    5.3. Purchase for Own Account................................................................18
                    5.4. Exempt from Registration; Restricted Securities.........................................18
                    5.5. Further Limitations on Disposition......................................................18
                    5.6. Restrictive Legends.....................................................................18
                    5.7. Removal of Restrictive Legend...........................................................19
                    5.8. Status of Purchaser.....................................................................19
                    5.9. SEC Documents; TMCS Financial Statements................................................19
                    5.10. Valid Issuance of Purchaser Shares.....................................................19

ARTICLE VI  CERTAIN COVENANTS....................................................................................20

                    6.1. Use of Proceeds.........................................................................20
                    6.2. Invention Assignment and Confidentiality Agreement......................................20
                    6.3. Expenses................................................................................20
                    6.4. Conduct of the Business.................................................................20
                    6.5. Further Assurances......................................................................21
                    6.6. Confidentiality; Public Announcements...................................................22
                    6.7. Other Investments.......................................................................22
                    6.8. Registration Statement..................................................................23
                    6.9. Merger..................................................................................23

ARTICLE VII  CONDITIONS TO CLOSING...............................................................................24

                    7.1. Conditions to Each Party's Obligations..................................................24
                    7.2. Conditions to Obligation of the Purchasers..............................................24
                    7.3. Conditions to Obligation of the Company.................................................26

ARTICLE VIII  INDEMNIFICATION....................................................................................26

                    8.1. Agreement to Indemnify..................................................................26
                    8.2. Survival of Representations, Warranties and Covenants...................................27
                    8.3. Limitation..............................................................................27
                    8.4. Claims for Indemnification..............................................................27
                    8.5. Defense of Claims.......................................................................28

                                      ii

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

ARTICLE IX  MISCELLANEOUS........................................................................................28

                    9.1. Governing Law...........................................................................28
                    9.2. Captions................................................................................28
                    9.3. Successors and Assigns..................................................................28
                    9.4. Entire Agreement........................................................................29
                    9.5. Notices.................................................................................29
                    9.6. Amendments and Waivers..................................................................30
                    9.7. Delays or Omissions.....................................................................31
                    9.8. Finder's Fees...........................................................................31
                    9.9. Counterparts; Effectiveness.............................................................31
                    9.10. Severability...........................................................................31
                    9.11. Arbitration............................................................................31
                    9.12. Construction...........................................................................33
                    9.13. Cumulative Remedies....................................................................33
                    9.14. Third Party Beneficiaries..............................................................33


                                    EXHIBITS

Exhibit A                     Merger Agreement
Exhibit B                     Amended and Restated Certificate of Incorporation
Exhibit C                     Distribution Agreement
Exhibit D                     Escrow Agreement
Exhibit E                     Amended and Restated Investor Rights Agreement
Exhibit F                     Amended and Restated Restricted Stock and Co-Sale Agreement
Exhibit G                     Supplemental Stock Restriction Agreement
Exhibit H                     Proprietary Inventions Agreement
Exhibit I                     Amended and Restated Voting Agreement

                                    SCHEDULES


Schedule 4.2(c)..............................................Options, Warrants, Reserved Shares
Schedule 4.2(d) .............................................Outstanding Security Holders
Schedule 4.7(a) .............................................Title to Properties and Assets
Schedule 4.7(a) .............................................Real Property
Schedule 4.8(b)..............................................Intellectual Property Rights
Schedule 4.8(d)..............................................Intellectual Property
Schedule 4.8(g) .............................................Software
Schedule 4.8(h)..............................................Licensed Software
Schedule 4.8(i)..............................................Software Agreements
Schedule 4.9.................................................Material Contracts
Schedule 4.15 ...............................................Insurance

                                      iii

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

Schedule 4.16................................................Financial Statements
Schedule 4.20................................................Tax Elections
Schedule 4.23................................................Interested Party Transactions
Schedule 6.4 ................................................Capital Expenditures

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

         This Series D Preferred Stock Purchase Agreement (the "AGREEMENT") is entered into as of November 17, 1999 (the "EFFECTIVE DATE") by and among RaceGate.com, Inc., a Delaware corporation (the "COMPANY"), RaceGate.com, Inc., a California corporation ("RG-CALIFORNIA"), RG Acquisition Corp., a Delaware corporation (individually, "ACQUISITION SUB" and collectively with the Company and RG-California, the "RG COMPANIES"), Active USA.com, Inc., a Florida corporation ("ACTIVEUSA"; upon consummation of the Merger (defined below) all references to ActiveUSA shall be deemed references to Acquisition Sub), and the purchasers identified on Schedule A hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

                                 R E C I T A L S

         WHEREAS, pursuant to a Merger Agreement and Plan of Reorganization to be entered into by and among the Company, Acquisition Sub and ActiveUSA (the "MERGER AGREEMENT"), the form of which is attached hereto as EXHIBIT A, and the applicable laws of the States of Delaware and Florida, the Company shall form Acquisition Sub and ActiveUSA will be merged with and into Acquisition Sub, after which Acquisition Sub shall continue as a wholly-owned subsidiary of the Company (the "MERGER"); and

         WHEREAS, simultaneously with or immediately following the Merger, the Purchasers will purchase from the Company and the Company will sell to the Purchasers 5,838,813 shares of Series D-1 Preferred Stock and 1,167,315 shares of Series D-2 Preferred Stock of the Company (the "SHARES") allocated among the Purchasers as set forth on Schedule A hereto, in exchange for the consideration set forth in Article II and Schedule A hereto.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               The following terms shall have the respective meanings given thereto in the sections indicated below:


DEFINED TERM                                                   SECTION                                         PAGE
AAA..........................................................Section 9.11........................................32
Acquisition Sub..............................................Preamble.............................................1
Act..........................................................Section 4.5..........................................7
ActiveUSA....................................................Preamble.............................................1

Aggregate Purchase Price.....................................Section 2.2..........................................3
Aggregate Threshold..........................................Section 8.3.........................................27
Agreed Amount................................................Section 2.4..........................................4
Agreement....................................................Preamble.............................................1
Austin.......................................................Section 2.3..........................................4
Balance Sheet Date...........................................Section 4.16........................................13
Cash Amount..................................................Section 2.2..........................................3
CERCLA.......................................................Section 4.21........................................15
Certificate..................................................Section 2.1..........................................3
Closing Date.................................................Section 3.1..........................................4
Closing......................................................Section 3.1..........................................4
Code.........................................................Section 4.20........................................15
Common Stock.................................................Section 4.2..........................................5
Company Intellectual Property Assets.........................Section 4.8..........................................8
Company Marks and Patents....................................Section 4.8..........................................8
Company......................................................Preamble.............................................1
Conversion Shares............................................Section 4.2..........................................6
Copyrights...................................................Section 4.8..........................................7
Designated Software Agreements...............................Section 4.8.........................................11
Disputing Parties............................................Section 9.11........................................31
Disputing Party..............................................Section 9.11........................................31
Distribution Agreement.......................................Section 2.2..........................................3
Effective Date...............................................Preamble.............................................1
Employee Pension Benefit Plan................................Section 4.22........................................16
ERISA........................................................Section 4.22........................................16
Escrow Agent.................................................Section 3.2..........................................4
Escrow Agreement.............................................Section 3.2..........................................4
Exchange Act.................................................Section 5.9.........................................19
Financial Statements.........................................Section 4.16........................................13
GAAP.........................................................Section 4.16........................................13
Hazardous Materials..........................................Section 4.21........................................15
Indemnifying Party...........................................Section 8.1.........................................27
Indemnitee...................................................Section 8.1.........................................27
Intellectual Property Rights.................................Section 4.8..........................................7
Intellectual Property........................................Section 4.8..........................................8
Investment Transactions......................................Section 6.7.........................................22
Kettle.......................................................Section 2.3..........................................3
Licensed Software............................................Section 4.8.........................................10
Licensed Technology Agreements...............................Section 4.8.........................................10
Marks........................................................Section 4.8..........................................7
Material Contracts...........................................Section 4.9.........................................11
Merger Agreement.............................................Recitals.............................................1
Merger.......................................................Recitals.............................................1
Multiemployer Plan...........................................Section 4.22........................................16
Net Proceeds.................................................Section 2.4..........................................4
Owned Software...............................................Section 4.8.........................................10
Patents......................................................Section 4.8..........................................7
Proceeding...................................................Section 4.10........................................12
Purchaser Shares.............................................Section 2.2..........................................3


Purchaser....................................................Preamble.............................................1
Real Property................................................Section 4.7..........................................7
Registration Statement.......................................Section 6.8.........................................23
Required Consents............................................Section 4.11........................................12
RG Companies.................................................Preamble.............................................1
RG-California................................................Preamble.............................................1
SEC..........................................................Section 4.14........................................13
SEC Documents................................................Section 5.9.........................................19
Shares.......................................................Recitals.............................................1
Software.....................................................Section 4.8..........................................8
Taxes........................................................Section 4.19........................................14
Tax Returns..................................................Section 4.19........................................15
TMCS Financial Statements....................................Section 5.9.........................................19
Trade Secrets................................................Section 4.8..........................................8


                                   ARTICLE II

                      AGREEMENT TO PURCHASE AND SELL STOCK

         2.1 AUTHORIZATION. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (a) up to 6,582,814 shares of the Company's Series D-1 Preferred Stock, $0.001 par value and (b) up to 1,167,315 shares of the Company's Series D-2 Preferred Stock, $0.001 par value, each having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company attached to this Agreement as EXHIBIT B (the "CERTIFICATE").

         2.2 AGREEMENT TO PURCHASE AND SELL STOCK. A Subject to the terms and conditions hereof, the Company will issue and sell to Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("TMCS"), and TMCS agrees to purchase from the Company, the number of shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock set forth opposite TMCS's name on Schedule A hereto at a price of $2.57 per share, for consideration consisting of (a) a cash amount of $2.5 million (the "CASH AMOUNT"), (b) that number of shares of TMCS's Class B Common Stock, par value $0.01 (the "PURCHASER SHARES"), determined by dividing $10.5 million by the average trading closing trading price on Nasdaq of TMCS's Class B Common Stock for each of the last five trading days, intended to have a net value to the Company of $10 million and (c) a cash amount of $1500 and a credit of $2,998,500 for services to be provided by TMCS to the Company pursuant to the terms of that certain Distribution Agreement between the Company and TMCS, the substantially final form of which is attached hereto as EXHIBIT C (the "DISTRIBUTION AGREEMENT"), for an aggregate purchase price of $15.5 million (the "AGGREGATE PURCHASE PRICE") as set forth on Schedule A; provided, that TMCS may elect to deliver a cash amount of $10 million to the Company in full satisfaction of its obligation to deliver the Purchaser Shares pursuant to clause (b) above.

         2.3 AGREEMENT TO PURCHASE STOCK BY KETTLE AND AUSTIN. A Subject to the terms and conditions hereof, the Company will issue and sell to Kettle Partners LP ("KETTLE") and Austin Ventures VI, L.P. ("AUSTIN") the number of shares of Series D-1 Preferred Stock set forth across from their names on Schedule A hereto, at a price of $2.57 per share, for consideration of cash payable by check to the Company or by wire transfer to the Company's designated bank account.

         2.4 CASH ADJUSTMENT TO AGGREGATE PURCHASE PRICE. The Company and TMCS acknowledge and agree that the net proceeds (the gross proceeds minus underwriter discounts and commissions) realized from the sale of the Purchaser Shares by the Company following the Closing Date pursuant to the Registration Statement (as defined below) (the "NET PROCEEDS"), will equal Ten Million Dollars ($10,000,000) (the "AGREED AMOUNT"). Within ten (10) business days following the sale of the Purchaser Shares by the Company, in the event that the Agreed Amount exceeds the Net Proceeds, TMCS shall pay to the Company an amount in cash equal to such excess; in the event that the Net Proceeds exceed the Agreed Amount, pursuant to the terms and conditions of the Escrow Agreement (as defined below) $10 million of the Net Proceeds will be delivered to the Company and the remainder will be delivered to TMCS.

         2.5 COST OF CAPITAL. In the event the Agreed Amount is not paid in cash to the Company on or prior to the 60th day following the Closing, for the period beginning on the day following the 60th day following the Closing until the Agreed Amount is paid in cash to the Company TMCS shall pay the Company interest on the Agreed Amount, which interest shall be calculated at a rate of the prime rate plus 2% per annum.

                                   ARTICLE III

                                CLOSING; DELIVERY

         3.1 THE CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held at the offices of Gibson, Dunn & Crutcher LLP at 333 South Grand Avenue, Los Angeles, California 90071, on November __, 1999, or at such other time and place as to which the Company and Purchaser may agree (the "CLOSING DATE").

         3.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser the certificates representing the Shares to be purchased by such Purchaser hereunder and (i) Kettle and Austin will deliver to the Company cash in the amount of their respective purchase price as set forth on Schedule A hereto, and (ii) TMCS will deliver to the Company (a) the Distribution Agreement, (b) the Cash Amount by wire transfer (to a bank account designated by the Company in writing at least one (1) business day prior to the Closing). The Purchaser Shares shall be delivered into an escrow account pursuant to the Escrow Agreement (the "ESCROW AGREEMENT") to be entered into in substantially the form attached hereto as EXHIBIT D by and among TMCS, the Company and an escrow agent mutually agreeable to TMCS and the Company (the "ESCROW AGENT"). In the event the Registration Statement (as defined below) has not been declared effective by the SEC on or prior to the 120 day anniversary of the Closing, TMCS shall pay to the Company the Agreed Amount in cash and TMCS and the Company agree to instruct the Escrow Agent to deliver all of the Purchaser Shares to TMCS. Any time prior to the sale of the Purchaser Shares by the Company, TMCS may elect to pay a cash amount of $10 million to the

Company, in which case TMCS and the Company agree to instruct the Escrow Agent to deliver all of the Purchaser Shares to TMCS.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE RG COMPANIES AND ACTIVEUSA

         The RG Companies, jointly and severally, and ActiveUSA, where expressly included, hereby represent and warrant to the Purchasers as follows, except as set forth in the Schedules attached hereto which may be updated prior to the
Closing:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the RG Companies is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of its state of incorporation, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the RG Companies is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

         4.2 CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of the Company will consist of the following:

               (a) COMMON STOCK. A total of 50,000,000 authorized shares of Common Stock, $0.001 par value (the "COMMON STOCK"), of which 13,064,661 shares are issued and outstanding.

               (b) PREFERRED STOCK. A total of 17,326,523 authorized shares of Preferred Stock, $0.001 par value, of which:

                   (i) 641,500 shares are designated Series A-1 Preferred Stock, of which 641,500 are issued and outstanding;

                   (ii) 750,000 shares are designated Series A-2 Preferred Stock, of which 750,000 are issued and outstanding;

                   (iii) 405,882 shares are designated Series A-3 Preferred Stock, of which 405,882 are issued and outstanding;

                   (iv) 5,050,000 shares are designated Series B Preferred Stock, of which 5,050,000 are issued and outstanding;

                   (v) 2,729,012 shares are designated Series C Preferred Stock, of which 2,729,012 are issued and outstanding;

                   (vi) 6,582,814 shares are designated Series D-1 Preferred Stock, none of which are issued and outstanding; and

                    (vii) 1,167,315 shares are designated Series D-2 Preferred Stock, none of which are issued and outstanding.

               (c) OPTIONS, WARRANTS AND RESERVED SHARES. The Company has reserved 7,750,129 shares of its Common Stock for possible issuance upon conversion of the shares of Series D Preferred Stock to be issued hereunder (the "CONVERSION SHARES"). Except as set forth on SCHEDULE 4.2(c), there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Except as set forth on SCHEDULE 4.2(c), no shares (including the Shares and the Conversion Shares) of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal, preemptive rights or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. Except as set forth on SCHEDULE 4.2(c) and except for the transactions contemplated by this Agreement, the Company is not currently a party to or subject to any written or oral agreements or understandings to issue any capital stock of the Company.

               (d) OUTSTANDING SECURITY HOLDERS. SCHEDULE 4.2(d) sets forth a complete list of all outstanding shareholders, option holders and other security holders of the Company as of the Effective Date.

         4.3 SUBSIDIARIES. The Company owns all of the issued and outstanding capital stock of RG-California and Acquisition Sub. Except as set forth in the preceding sentence, none of the RG Companies presently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

         4.4 DUE AUTHORIZATION. All corporate action on the part of each of the RG Companies, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of such RG Companies under, this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of each of the RG Companies enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         4.5   VALID ISSUANCE OF STOCK.

               (a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and non assessable.

               (b) The outstanding shares of the capital stock of each of the RG Companies are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of such RG Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "ACT"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

         4.6 LIABILITIES. None of the RG Companies has any indebtedness for borrowed money that any RG Company has, directly or indirectly, created, incurred, assumed or guaranteed, or with respect to which such RG Company has otherwise become directly or indirectly liable.

         4.7   TITLE TO PROPERTIES AND ASSETS.

               (a) Except as set forth on SCHEDULE 4.7(a), (i) each of the RG Companies has, or will have, as of the Closing, a good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of its material properties and assets and (ii) each RG Company holds title to each such property and asset free and clear of all liens, adverse claims, mortgages, pledges, encumbrances, security interest or charge of any kind. The representations in this SECTION 4.7 do not apply to the Marks, Content or Intellectual Property Rights as to which only the representations in SECTION 4.8 shall apply.

               (b) All material tangible assets of each of the RG Companies, are, or will be as of the Closing, in all material respects in reasonably serviceable operating condition and repair and are adequate for the conduct of the businesses of the RG Companies in substantially the same manner as has heretofore been conducted.

               (c) SCHEDULE 4.7(c) sets forth a true and complete list of all real property owned or leased by the RG Companies (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property.

         4.8   INTELLECTUAL PROPERTY; SOFTWARE.

               (a)  For all purposes of this Agreement,

                    (i) "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) fictional business names, trade names, service names, registered and unregistered trademarks and service marks and logos (including any Internet domain names currently used in the business by the RG Companies), and applications therefor (collectively, "MARKS"); (B) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "PATENTS"); (C) copyrights and all registrations and applications therefor (collectively, "COPYRIGHTS"); and (D) know-how, trade secrets, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing clauses (B) or (C) (collectively, "TRADE SECRETS"; Marks, Patents, Copyrights and Trade Secrets are, collectively, "INTELLECTUAL PROPERTY").

                    (ii) "SOFTWARE" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and
(D) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed or licensed by the Company or any of its subsidiaries, or used in or necessary for the conduct of their business, specifically excluding those items prepared for customers in the operation of the Company's and its subsidiaries' business for which the customer contractually has vested title.

               (b) SCHEDULE 4.8(b) sets forth a complete and correct list of all material Intellectual Property Rights, other than Trade Secrets, owned, licensed or used by the RG Companies in the conduct of their businesses, together with a listing of all material licenses, franchises, licensing agreements (whether as licensor or licensee) to which any of the RG Companies is a party, and any other material arrangement with respect to such Intellectual Property Rights. All Intellectual Property Rights owned, licensed or used by each of the RG Companies or used or exercised in or necessary to the conduct of the RG Companies' businesses, are referred to herein, collectively, as the "COMPANY INTELLECTUAL PROPERTY ASSETS."

               (c) None of the RG Companies has, during the three years preceding the date of this Agreement, been a party to any Proceeding, nor, to the knowledge of the RG Companies, is any Proceeding threatened that involved or is likely to involve a claim of infringement or misappropriation by any person (including any governmental authority) of any Intellectual Property Right of such person. No Company Intellectual Property Asset is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by any of the RG Companies , or restricting the licensing thereof by the RG Companies or any person. The current use and exploitation of the Intellectual Property Assets by the RG Companies (including without limitation the licensing or other distribution of Software to third parties by any of the RG Companies) does not conflict with, infringe upon, violate or result in the misappropriation of Intellectual Property Right of any person.

               (d)  Except as set forth on SCHEDULE 4.8(d):

                    (i) The RG Companies own all right, title and interest in each of the Marks and Patents listed in SCHEDULE 4.8(b) (collectively, the "COMPANY MARKS AND PATENTS"), free and clear of any and all liens and encumbrances, and none of the RG Companies has received any notice or claim (whether written or oral) challenging such RG Company's exclusive and complete ownership of any Company Marks and Patents or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

                    (ii) The Company Marks and Patents are, to the knowledge of the RG Companies, legally valid and enforceable without any material qualification, limitation or restriction on their use and none of the RG Companies has received any notice or claim (whether written or oral) challenging the validity or enforceability of any Company Marks and Patents;

                    (iii) None of the RG Companies has taken any action (or failed to take any action), or used or enforced (or failed to use or enforce) any of the Company Marks and Patents, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the Owned Marks or any of the RG Companies' rights therein;

                    (iv) Each of the RG Companies has taken reasonable steps to protect the RG Companies' rights in and to each of the Company Marks and Patents and to prevent the unauthorized use thereof by any other Person and has adequately policed the Company Marks and Patents against third party infringement of which it is aware;

                    (v) None of the RG Companies has granted to any Person any right, license or permission to use any of the Company Marks and Patents except such grant of non-exclusive rights as may be made by the RG Companies in the ordinary course of business;

                    (vi) All Company Marks and Patents that have been registered have been effectively registered in accordance with all applicable legal requirements and are currently in compliance with all legal requirements;

                    (vii) All maintenance fees and the like due on Company Marks and Patents have been timely paid;

                    (viii) No Mark that constitutes a Company Mark and Patent has been or is now involved in any opposition or cancellation proceeding and, to the RG Companies' knowledge, no such action is threatened with the respect to any of the Company Marks and Patents; and

                    (ix) No Patent that constitutes a Company Mark and Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind.

               (e) Each of the RG Companies has taken reasonable precautions (as determined by such RG Company's management) to protect the secrecy of any of its Trade Secrets that derive commercial value from not being generally known to the public. Each of the RG Companies has the absolute and unrestricted right to use all of the Trade Secrets and none of the Trade Secrets owned by the RG Companies is subject to any liens or encumbrances, and none of the RG Companies has received any notice or claim challenging such RG Company's absolute and unrestricted right to use any of the Trade Secrets or suggesting that any other person has any claim with respect thereto. None of the Trade Secrets has been, or is alleged to have been, misappropriated from any other person. Except under appropriate confidentiality obligations, there has been no disclosure by the RG Companies of material confidential information or other Trade Secrets that derive commercial value from not being generally known to the public.

               (f) Each of the RG Companies either owns the entire right, title and interest in, to and under, or has acquired a license to use, any and all Company Intellectual Property Assets which are material to the conduct of their businesses in the manner that such businesses have heretofore been or is presently being conducted or as contemplated to be conducted pursuant to the RG Companies' current business plans, and to the knowledge of the RG Companies no other Intellectual Property Rights are necessary for the unimpaired continued operation of such businesses after the Effective Time in the manner that such businesses have heretofore been or are presently being conducted.

               (g) SCHEDULE 4.8(g) sets forth a complete and accurate list of all of the material Software (excluding Software that is available in consumer retail stores and subject to "shrink-wrap" agreements). SCHEDULE 4.8(g) specifically identifies all material Software that is owned exclusively by any of the RG Companies (the "OWNED SOFTWARE") and all material Software that is used by any of the RG Companies in the conduct of their business that is not exclusively owned by the RG Companies (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (the "LICENSED SOFTWARE"). The RG Companies are the owners of all right, title and interest in and to all Owned Software, including without limitation all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, free and clear of any and all liens and encumbrances, and none of the RG Companies has received any notice or claim (whether written, oral or otherwise) challenging the RG Companies' complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto or claiming that any other person has any claim of legal or beneficial ownership with respect thereto. None of the RG Companies has assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software, including without limitation any Copyrights, Trade Secrets or other Intellectual Property Rights with respect thereto, to any person, excluding any non-exclusive licenses granted to distributors or customers in the ordinary course of business. The RG Companies have lawfully acquired the right to use the Licensed Software, as it is used in the conduct of their business as presently conducted, and have not exercised any rights in respect of any Licensed Software, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the person from which the right to use such Licensed Software was obtained.

               (h) SCHEDULE 4.8(h) contains a complete and accurate list of all material agreements and arrangements pertaining to any Licensed Software or other technology used or practiced by any of the RG Companies as to which a person other than a RG Company owns the applicable Intellectual Property Rights (the "LICENSED TECHNOLOGY AGREEMENTS"). SCHEDULE 4.8(h) sets forth a complete and accurate list of all royalty obligations of the RG Companies under any Licensed Technology Agreements. All Licensed Technology Agreements are in full force and effect, and none of the RG Companies is in material breach thereof, nor are they aware of any claim or information to the contrary. All Licensed Technology Agreements will be maintained by the RG Companies in full force and effect through the Effective Time. There are no outstanding, and, to the RG Companies' knowledge, no threatened disputes with respect to any Licensed Technology Agreement. The rights licensed under each Licensed Technology Agreement shall be exercisable by the RG Companies on and after the Effective Time to the same extent as prior to the Effective Time. The Licensed Technology Agreements together expressly confer on the RG Companies valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the RG Companies and that are used or practiced in the RG Companies' businesses. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the impairment of any rights under, any Licensed Technology Agreement.

               (i) SCHEDULE 4.8(i) contains a complete and accurate list of all material agreements and arrangements involving the grant by the RG Companies to any person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit any Software, including without limitation any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software (collectively, "DESIGNATED SOFTWARE AGREEMENTS"). All Designated Software Agreements are in full force and effect, and none of the RG Companies is in material breach thereof, nor are they aware of any claim or basis for a claim to the contrary. All Designated Software Agreements will be maintained by the RG Companies in full force and effect through the Effective Time. There are no outstanding and, to the RG Companies' knowledge, no threatened disputes or disagreements with respect to any Designated Software Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any impairment of rights under any Designated Software Agreement.

               (j) To the knowledge of the RG Companies, each of the RG Companies has taken commercially reasonable actions in accordance with industry practice to protect its Intellectual Property Rights in relation to employees, independent contractors and consultants including entering into agreements with such persons that assign to the relevant RG Company all of the employee's, contractor's or consultant's rights, including all Intellectual Property Rights, in any Intellectual Property created or developed thereby that is used in connection with, or that relates to, the business of the RG Companies. To the knowledge of the RG Companies, no employee of the RG Companies has entered into any contract or other agreement with any person (other than the relevant RG Company) that restricts or limits in any way the scope or type of work in which the employee may be engaged for the relevant RG Company or such subsidiary or requires the employee to transfer, assign, or disclose information concerning the employee's work with the RG Companies to any other person.

         4.9 MATERIAL CONTRACTS AND OBLIGATIONS. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which one of the RG Company is a party or by which it is bound that (a) are material to the conduct and operations of its business and properties, (b) involve any of the officers, consultants, directors, employees or shareholders of the RG Companies or (c) obligate one of the RG Companies to share, license or develop any product or technology (the "MATERIAL

CONTRACTS") are listed in SCHEDULE 4.9 and have been made available for inspection by Purchaser and its counsel. For purposes of this SECTION 4.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation having an aggregate value, cost or amount in excess of U.S. $25,000.

         4.10. LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("PROCEEDING") pending (or, to the RG Companies' knowledge, currently threatened) against any of the RG Companies, its activities, properties or assets or, to the RG Companies' knowledge, against any officer, director or employee of any of the RG Companies in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of any of the RG Companies. To the RG Companies' knowledge, there is no factual or legal basis for any such Proceeding that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of any of the RG Companies. None of the RG Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Proceeding by any RG Company currently pending or which any RG Company intends to initiate.

         4.11 REQUIRED CONSENTS. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings on the part of the Company with any federal, state or local governmental authority or otherwise required in connection with the consummation of the transactions contemplated herein, including, without limitation, the Merger (the "REQUIRED CONSENTS"), shall have been obtained prior to and be effective as of the Closing except for such Required Consents the failure to obtain will not have a material adverse effect on the RG Companies. Based in part on the representations of Purchaser set forth in
ARTICLE V below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Act.

         4.12 COMPLIANCE WITH OTHER INSTRUMENTS. None of the RG Companies is in any violation, breach or default of any term of such RG Company's charter or bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which such RG Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon such RG Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any RG Company's charter or bylaws, or any material agreement or contract of any RG Company, or, to the best of the RG Companies' knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any of the RG Companies.

         4.13. DISCLOSURE. No representation or warranty by the RG Companies, or any of them, in this Agreement or in any statement or certificate signed by any officer of any of the RG Companies furnished or to be furnished to the Purchasers pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

         4.14. REGISTRATION RIGHTS. Except as provided in the Second Amended and Restated Investor Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including "piggyback" registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

         4.15. INSURANCE. Set forth on SCHEDULE 4.15 is a complete and correct list of all insurance policies of the RG Companies of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage.

         4.16. FINANCIAL STATEMENTS. SCHEDULE 4.16 sets forth (1) a balance sheet of the Company dated September 30, 1999 (the "BALANCE SHEET DATE"), (2) an income statement of the Company for the period ended September 30, 1999,
(3) a balance sheet of ActiveUSA dated September 30, 1999, and (4) an income statement of ActiveUSA for the period ended September 30, 1999 (the "FINANCIAL STATEMENTS"). Such Financial Statements (a) are in accordance with the books and records of the Company or ActiveUSA, as applicable, (b) are true, correct and complete and present fairly the financial condition of the Company or ActiveUSA, as relevant, at the date or dates therein indicated and the results of operations for the period or periods therein specified and (d) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except for the omission of notes thereto and normal year-end audit adjustments or as otherwise noted therein. The balance sheets of the Financial Statements disclose all of the Company's or ActiveUSA's, as applicable, material debts, liabilities and obligations of any nature, whether due or to become due, as of its date (including, without limitation, absolute liabilities, accrued liabilities and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with GAAP. The RG Companies have good and marketable title to all assets set forth on the balance sheet of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since the Balance Sheet Date.

         4.17. CERTAIN ACTIONS. Since the Balance Sheet Date, none of the RG Companies has: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate among all the RG Companies; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

         4.18. ACTIVITIES SINCE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been:

               (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of any of the RG Companies (as presently conducted and as presently proposed to be conducted);

               (b) any waiver by any of the RG Companies of a valuable right or of a material debt owed to it;

               (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by any of the RG Companies, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of such RG Company;

               (d) any material change or amendment to a material contract or arrangement by which any RG Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

               (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the applicable RG Company's Board of Directors; or

               (f) to the RG Companies' knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of any of the RG Companies.

         4.19. TAX MATTERS.

               (a) Definitions. For purposes of this Agreement:

                   (i) the term "TAXES" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto,
(B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                   (ii) the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

               (b) There have been no examinations or audits of any Tax Returns of any of the RG Companies by any applicable federal, state or local governmental agency, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes of any of the RG Companies for any year.

               (c) Each RG Company has accurately completed and timely filed in correct form all Tax Returns required to have been filed by it, and each RG Company has paid all Taxes required to be paid by it.

               (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

         4.20. TAX ELECTIONS. The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") (or any corresponding provision of state, local or foreign Tax law). SCHEDULE 4.20 sets forth all elections with respect to Taxes that would have a material effect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted, or any of its properties or material assets.

         4.21. ENVIRONMENTAL MATTERS. During the period that the RG Companies have owned or leased their respective properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities,
(b) none of the RG Companies, nor, to the RG Companies' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. None of the RG Companies has any knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to such RG Company having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this SECTION 4.22, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 ET SEQ.;
(iii) the U.S. Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; (iv) the U.S. Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; (v) the U.S. Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; (vi) regulations promulgated under any of the above statutes or (vii) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

         4.22  EMPLOYEE BENEFITS.

               (a)   For all purposes of this Agreement,

               (i) "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

               (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (iii) "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

               (b) None of the RG Companies currently sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan on behalf of or with respect to any employee of the RG Companies. None of the RG Companies currently sponsors, maintains or contributes to any Multiemployer Plan covering its employees.

         4.23. INTERESTED PARTY TRANSACTIONS. Except as set forth SCHEDULE 4.23, no officer or director of any of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to any of the RG Companies any goods, property, technology, intellectual or other property rights or services or (b) any contract or agreement to which any RG Company is a party or by which it may be bound or affected.

         4.24. STOCK RESTRICTION AGREEMENTS. Each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of common stock or other securities of Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares, or to cancel the option, warrant or right, in the event the holder's employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right pursuant to such agreement or on terms and conditions specified by the Board of Directors of the Company and (b) a right of first refusal with respect to all such shares. The Company has furnished to Purchaser true and complete copies of the forms of all such stock restriction agreements.

         4.25 MINUTE BOOKS. The minute books of each of the RG Companies provided to Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         4.26 LABOR AGREEMENTS AND ACTIONS. None of the RG Companies is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the RG Companies, has sought to represent any of the employees, representatives or agents of such RG Company. There is no strike or other labor dispute involving any RG Company pending, or to the knowledge of the RG Companies, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the RG Companies, nor are the RG Companies aware of any labor organization involving their employees. The RG Companies are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with any of the RG Employees, nor do any of the RG Companies have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee is terminable at the will of the applicable RG Company.

         4.27 YEAR 2000 COMPLIANCE. Each of the RG Company's information technology, including such RG Company's internal computer systems and all software and other products designed by and/or sold by such RG Company, is Year 2000 compliant. "Year 2000 compliant" means the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

         4.28 NO RESTRICTIONS ON SHARES. Other than as set forth in this Agreement, the Certificate, the Second Amended and Restated Investor Rights Agreement to be entered into in substantially the form attached hereto as EXHIBIT E, the Amended and Restated Restricted Stock and Co-Sale Agreement to be entered into in substantially the form attached hereto as EXHIBIT F, the Supplemental Stock Restriction Agreement to be entered into in substantially the form attached hereto as EXHIBIT G, there are no restrictions on the Shares or Conversion Shares.

         4.29 MERGER; MERGER AGREEMENT. All corporate action on the part of each of the Company and ActiveUSA, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company, Acquisition Sub and ActiveUSA, respectively, under the Merger Agreement has been taken or will be taken prior to the Closing. The Merger Agreement, when entered into, will be a valid and binding obligation of each of the Company, Acquisition Sub and ActiveUSA enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. As of the Closing, the Merger will be effective and properly consummated under applicable laws of the States of Delaware and Florida and all actions pursuant to obligations, covenants and agreements of the Company, Acquisition Sub and ActiveUSA provided in the Merger Agreement will have been taken.


                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Each Purchaser severally represents and warrants to the Company as follows:

         5.1 AUTHORIZATION. This Agreement when executed and delivered by Purchaser will constitute a valid and legally binding obligation of Purchaser, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

         5.2 INVESTIGATION; ECONOMIC RISK. Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Purchaser further acknowledges having had access to information about the Company that it has requested. Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

         5.3 PURCHASE FOR OWN ACCOUNT. The Shares and the Conversion Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

         5.4 EXEMPT FROM REGISTRATION; RESTRICTED SECURITIES. Purchaser understands that the Shares and the Conversion Shares will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on Purchaser's representations set forth in this Agreement.

         5.5 FURTHER LIMITATIONS ON DISPOSITIONS. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares or Conversion Shares unless and until:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares or Conversion Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         5.6 RESTRICTIVE LEGENDS. It is understood that each certificate representing (a) the Share, (b) the Conversion Shares and (c) any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

         (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE

               SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

         (b)   Any legend required by state blue sky or corporation laws.

         5.7 REMOVAL OF RESTRICTIVE LEGEND. The legend set forth above shall be removed by the Company from any certificate evidencing Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Conversion Shares.

         5.8 STATUS OF PURCHASER. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Act.

         5.9 SEC DOCUMENTS; TMCS FINANCIAL STATEMENTS. TMCS has furnished or made available to the Company true and complete copies of all reports or registration statement filed by it with the SEC under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for all periods since January 1, 1998, all in the form so filed (all of the foregoing being collectively referred to as "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Act, or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of TMCS, including the notes thereto, included in the SEC Documents (the "TMCS FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of TMCS at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since January 1, 1998, there has been no change in TMCS's accounting policies except as described in the notes to the TMCS Financial Statements.

         5.10 VALID ISSUANCE OF PURCHASER SHARES. The Purchaser Shares, when issued, will be duly and validly issued, fully paid and nonassessable.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         6.1 USE OF PROCEEDS. The Company will use the proceeds from the purchase of the Shares under this Agreement for general working capital and such other uses as approved by the Board of Directors of the Company.

         6.2 INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT. The Company shall require each new employee of the RG Company to enter into and execute a Proprietary Inventions Agreement in the form attached to this Agreement as EXHIBIT H or an employment or consulting agreement containing substantially similar terms.

         6.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. This section shall survive the termination of this Agreement.

         6.4 CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, each of the RG Companies and ActiveUSA will conduct its business in the ordinary course and use its commercially reasonable efforts, without paying or increasing the compensation, payments, remuneration or fees payable to any person other than in the ordinary course of business, to preserve intact the business organizations and relationships and goodwill with third parties. Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

               (a) except as provided in the Merger Agreement, without the Purchasers prior consent (which consent shall not be unreasonably withheld), each of the RG Companies and ActiveUSA will not and will not agree to agree:

               (i) purchase or otherwise acquire assets from any other person, or sell or transfer any assets of its business, other than in the ordinary course of business;

               (ii) incur any liability, except liabilities (A) incurred in the ordinary course of business where the aggregate dollar amount of all such liabilities incurred does not exceed One Million Dollars ($1,000,000), (B) incurred pursuant to existing obligations of the RG Companies or ActiveUSA that are disclosed in the Schedules hereto or (C) expressly contemplated by the terms of this Agreement;

               (iii) amend or modify in any material respect or terminate any Material Contract or any other contract entered into by the RG Companies or ActiveUSA after the date hereof which, if in existence on the date hereof, would be considered a Material Contract; or

               (iv) make or commit to make any capital expenditure, or group of related capital expenditures, in excess of One Million Dollars ($1,000,000), other than

     (A) capital expenditures set forth on SCHEDULE 6.4 and (B) capital expenditures expressly required under any Material Contract.


          (b) Each of the RG Companies and Active USA will:

               (i) (A) maintain its assets in the ordinary course of business in reasonably serviceable operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, (B) promptly repair, restore or replace any material assets in the ordinary course of business and (C) upon any damage, destruction or loss to any of such assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such assets before such event to the extent reasonably practicable;

               (ii) comply with all material applicable laws;

               (iii) not allow any liens for taxes to be placed on any of its assets, except for liens arising from taxes which are due but not yet payable;

               (iv) use its commercially reasonable efforts to obtain, prior to the Closing Date, all Required Consents;

               (vi) promptly notify each Purchaser in writing if it has knowledge of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances that materially effect the business of the RG Companies and ActiveUSA, other than changes in general economic conditions;

               (vii) promptly notify each Purchaser in writing of the commencement of any Proceeding by or against it, or of becoming aware of any material claim, action, suit, inquiry, proceeding, notice of violation, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding; and

               (viii) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business.

         6.5 FURTHER ASSURANCES. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with all governmental authorities) in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby (including, by way of illustration only, any payment in connection with obtaining the Required Consents) other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions.

         6.6 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. The parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. The parties may, however, disclose such matters to its directors, officers, executive employees and professional advisors and those of prospective financing sources to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. If for any reason such transactions shall not be consummated, each party will return all such information (including all copies thereof) regarding the other, to the other party. The foregoing obligations of confidentiality in this SECTION 6.6 do not pertain to the disclosure of information which is available publicly, is required to be disclosed by any court or any party discloses, upon advice of counsel, in order to comply with applicable law. The parties hereto recognize and agree that in the event of a breach by a party of this section, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this section, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under applicable law.

         6.7 OTHER INVESTMENTS. The RG Companies and their respective officers and other employees with managerial responsibilities, directors, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any investment by such parties in the securities of any of the RG Companies other than with respect to strategic relationships in the ordinary course of business ("INVESTMENT TRANSACTIONS"). Until the Closing, none of the RG Companies shall or any of their respective officers, directors, employees representatives or agents will, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than any Purchaser or any designees of any Purchaser) concerning any Investment Transactions; PROVIDED, HOWEVER, that nothing herein shall prevent the RG Companies from conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any Investment Transaction proposal as the directors of any RG Company in their good faith judgment, after consultation with and based upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. The applicable RG Company shall promptly notify each Purchaser in the event it receives any proposal or inquiry concerning an Investment Transaction, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise each Purchaser time to time of the status and any material developments concerning the same, including the nature and content of any "due diligence" inquiries made by it concerning any such proposal and furnishing copies of any such written inquiries.

         6.8 REGISTRATION STATEMENT. TMCS shall promptly prepare, with the cooperation of the Company with respect to information relating to the Company or its sale of the Purchaser Shares, and TMCS shall file with the SEC as soon as practicable after Closing a Registration Statement on Form S-1, or, if Purchaser is eligible to file a Registration Statement on Form S-3, on Form S-3 (the "REGISTRATION STATEMENT") under the Act, with respect to the Purchaser Shares, but in any event within 30 days following the Closing. TMCS, with the cooperation of the Company with respect to information relating to the Company or its sale of the Purchaser Shares, shall cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Act and the rules and regulations thereunder. TMCS shall use all reasonable efforts, and the Company will cooperate with TMCS, to have the Registration Statement declared effective by the SEC as promptly as practicable. TMCS shall use its reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the sale of the Purchaser Shares by the Company and will pay all expenses incident thereto. TMCS agrees that the Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by TMCS in reliance upon and in conformity with information concerning the Company furnished to TMCS by the Company specifically for use in the Registration Statement. The Company agrees that the information provided by it for inclusion in the Registration Statement and each amendment or supplement thereto at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. TMCS shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective. TMCS shall cause the Registration Statement to remain effective until the earlier of
(1) the date at which all of the Purchaser Shares have been sold by the Company or (2) the three month anniversary of the date on which the Registration Statement was declared effective.

         6.9 MERGER. The RG Companies shall use their best efforts to enter into the Merger Agreement and to cause the Merger to be properly consummated and effective pursuant to the terms of the Merger Agreement and the applicable laws of Florida and Delaware as soon as practicable. The Company shall use its best efforts to cause the Certificate to be duly adopted by the Company by all necessary action of its Board of Directors and shareholders and to be duly filed with and accepted by the Secretary of State of the State of Delaware as soon as practicable.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each of the Company and Purchasers to consummate the Closing are subject to the satisfaction of each of the following conditions:

               (a) DISTRIBUTION AGREEMENT. The Company and TMCS shall have entered into the Distribution Agreement in substantially the form attached as EXHIBIT C.

               (b) INVESTOR RIGHTS AGREEMENT. The Company and the Purchasers shall have entered into an Amended and Restated Investor Rights Agreement in substantially the form attached as EXHIBIT E.

               (c) STOCK RESTRICTION AND CO-SALE AGREEMENT. The Company and the Purchasers shall have entered into an Amended and Restated Stock Restriction and Co-Sale Agreement in substantially the form attached as EXHIBIT F.

               (d) VOTING AGREEMENT. The Company and the Purchasers shall have entered into an Amended and Restated Voting Agreement in substantially the form attached as EXHIBIT I (the "Voting Agreement").

               (e) SUPPLEMENTAL STOCK RESTRICTION AGREEMENT. The Company and Purchaser shall have entered into a Supplemental Stock Restriction Agreement in substantially the form attached as EXHIBIT G.

               (f) MERGER. The Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware. The Merger shall be effective pursuant to the terms of the Merger Agreement and the applicable laws of the States of Florida and Delaware.

               (g) BOARD COMPOSITION. The Board of Directors of the Company shall be composed of seven members which shall include: Ronald Taylor, Lee Rosenberg, Scott Kyle, James Woodman and Dan Marriott, with two vacancies to be named in accordance with the Voting Agreement. The Compensation Committee of the Board of Directors shall be composed of Dan Marriott, Ronald Taylor and Lee Rosenberg.

         7.2 CONDITIONS TO OBLIGATION OF THE PURCHASERS. The obligation of the Purchasers to purchase the Shares at the Closing is subject to the satisfaction of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the RG Companies and ActiveUSA in ARTICLE IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the date of Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement; and the RG Companies and ActiveUSA shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) PERFORMANCE OF OBLIGATIONS. Each of the RG Companies and ActiveUSA shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

               (c) CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

               (d) COMPLIANCE CERTIFICATE. At the Closing, the Company shall deliver to Purchasers a certificate, dated the date of Closing, signed by the Company's President certifying that the conditions specified in SECTION 7.2(a),
(b), (c) and (f) have been fulfilled.

               (e) SECURITIES LAWS. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

               (f) OPINION OF COUNSEL. The Company shall have furnished Purchasers with a legal opinion, dated as of the date of Closing, of Brobeck, Phleger & Harrison LLP in a form reasonably acceptable to the Purchasers.

               (g) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the business, operations, prospects, condition (financial or otherwise) or results of operations of the RG Companies.

               (h) OWNERSHIP OF TECHNOLOGY. The Purchasers shall have received from the Company all documents and other materials requested by the Purchasers for the purpose of examining and determining the RG Companies' rights in and to any technology, products and proprietary assets now used, proposed to be used in, or necessary to, the RG Companies' business as now conducted and proposed to be conducted, and the status of the RG Companies' ownership rights in and to all such technology, products and proprietary assets shall be reasonably satisfactory to the Purchasers.

               (i) SCHEDULES. Any changes or updates to the Schedules hereto which have been made by the RG Companies subsequent to the date of this Agreement and prior to Closing shall be reasonably acceptable to Purchasers.

               (j) FINANCIAL STATEMENTS OF ACTIVEUSA. ActiveUSA shall have furnished Purchasers with the Financial Statements of ActiveUSA, as described in
Section 4.16, which Financial Statements shall be reasonably acceptable to the Purchasers.

         7.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in ARTICLE V hereof shall be true and correct in all material respects as of the Closing.

               (b) PAYMENT OF PURCHASE PRICE. The Purchasers shall have delivered to the Company the cash portion of the purchase price and the Purchaser Shares in accordance with the provisions of ARTICLE III and Schedule A.

               (c) SECURITIES EXEMPTIONS. The offer and sale of the Shares and the Conversion Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Act, and the registration and/or qualification requirements of all applicable state securities laws.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 AGREEMENT TO INDEMNIFY.

               (a) The Purchasers shall be indemnified and held harmless to the extent set forth in this ARTICLE VIII by each of the RG Companies in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (i) interest on cash disbursements in respect of any of the foregoing at the per annum rate of interest publicly announced from time to time by the Bank of America as its prime rate (or reference rate), compounded quarterly, from the date each such cash disbursement is made until the person incurring the same shall have been indemnified in respect thereof and
(ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such person (collectively, "Damages") reasonably and proximately incurred by Purchaser as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by any of the RG Companies or ActiveUSA in this Agreement as of the Closing; and

               (b) The RG Companies shall be indemnified and held harmless to the extent set forth in this ARTICLE VIII by Purchaser in respect of any and all Damages reasonably and proximately incurred by any RG Company as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

               (c) Except as set forth in SECTIONS 8.1(a), and (b) and except to the extent of confidentiality provisions in this Agreement, no person shall have any claim or cause of action as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of a party providing indemnification

(each, an "INDEMNIFYING PARTY") against any affiliate, stockholder, director, officer, employee, consultant or agent of such Indemnifying Party. Nothing set forth in this ARTICLE VIII shall be deemed to prohibit or limit the right of a party entitled to indemnification (each, an "INDEMNITEE") at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

         8.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any party in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on the second anniversary of the Closing Date, except for (a) covenants or obligations which by their terms shall be performed after the Closing, which shall survive the Closing and not expire unless otherwise provided in this Agreement, (b) (i) the inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the RG Companies at any time in this Agreement arising out of fraud or (ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made in SECTIONS 4.19 or 4.20, which shall survive the Closing Date until the thirty (30) days after the expiration of any applicable statute of limitations, including extensions thereof and (c) the representations and warranties of the RG Companies made in SECTION 4.8, which shall survive the Closing Date until the third anniversary of the Closing Date. Notwithstanding anything herein to the contrary, indemnification for claims for which written notice as provided in
SECTION 8.5 has been timely given shall not expire until the final resolution of such claim in accordance with SECTION 9.13.

         8.3 LIMITATION. The Purchaser shall be entitled to indemnification pursuant to Section 8.1(a) only if the total aggregate Damages under SECTION 8.1(a) exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "AGGREGATE THRESHOLD"); PROVIDED, HOWEVER, that once such aggregate Damages reach the Aggregate Threshold, the Purchasers shall be entitled to receive the full amount of its Damages. The aggregate amount which the Purchasers shall be entitled to be indemnified for under SECTION 8.1(a) will not exceed the cash received by the Company, consisting of the cash amount received by the Company for each of the Purchasers plus the cash received upon sale of the Purchaser Shares, plus the value of services actually provided by TMCS pursuant to the Distribution Agreement.

         8.4 CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this ARTICLE VIII in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by SECTION 8.2 shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) Business Day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) Business Days following its receipt of such notice either (a) to acquiesce in such claim and its respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this ARTICLE VIII by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) Business Day period, such Indemnifying Party shall be deemed to have acquiesced in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this ARTICLE VIII.

         8.5 DEFENSE OF CLAIMS. In connection with any claim brought by a person who is not a party hereto which may give rise to Damages, the Indemnitee shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all fees and expenses of such counsel, as incurred. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party. In any event, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). Each Indemnitee shall, and shall cause each of its affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this SECTION 8.5. No Indemnifying Party shall, without the prior written consent of the Indemnitee, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnitee is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnitee, unless such settlement, compromise or judgment (1) includes an unconditional release of the Indemnitee from all liability on claims that are the subject matter of such action and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnitee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

         9.2 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by Purchasers without the written consent of the Company except to a parent corporation, a subsidiary or affiliate. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Purchasers.

         9.4 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.5 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, (b) when received when sent by facsimile at the address and number set forth below, (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, PROVIDED that the sending party receives a confirmation of delivery from the delivery service provider.

     To each of the RG Companies: RaceGate.com, Inc.
                                  1295 Prospect Street
                                  La Jolla, California 92037
                                  Attention: Chief Financial Officer
                                  Fax No.:  (619) 551-9987

     With copies to:              Brobeck, Phleger & Harrison LLP
                                  38 Technology Drive
                                  Irvine, California 92618
                                  Attention: Rick Fink, Esq.
                                  Fax No.:  (250) 832-5303

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     To ActiveUSA                 ActiveUSA.com, Inc.
                                  4300 Southwest 73rd Avenue
                                  Suite 107B
                                  Miami, Florida 33155
                                  Attention: Jim Woodman
                                  Fax No.:  (305) 265-0906

     With copies to:              Akerman, Senterfitt & Edison, P.A.
                                  One Southeast Third Avenue
                                  28th Floor
                                  Miami, Florida  33131-1704
                                  Attention:  David Beckett
                                  Fax No.:  (305) 982-5554

     To TMCS:                     Ticketmaster Online-CitySearch, Inc.
                                  790 E. Colorado Blvd., Suite 200
                                  Pasadena, California
                                  Attention:  Bradley K. Serwin, Esq.
                                  Fax No.:  (626) 405-9929

     With copies to:              Gibson, Dunn & Crutcher LLP
                                  333 South Grand Avenue
                                  Los Angeles, California 90071
                                  Attention: Kenneth M. Doran, Esq.
                                  Fax No.:  (213) 229-7520

         Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any suzach communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this SECTION 9.5 by giving the other party written notice of the new address in the manner set forth above.

         9.6 AMENDMENTS AND WAIVERS.

               (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure

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

or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the RG Companies or to Purchasers, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the RG Companies or Purchasers, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the RG Companies or Purchasers of any breach of default under this Agreement or any waiver on the part of the RG Companies or Purchasers of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the RG Companies or Purchasers shall be cumulative and not alternative.

         9.8 FINDER'S FEES. Each party hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

         9.9 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         9.10 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended..

         9.11 ARBITRATION.

               (a) Any dispute or difference between or among the parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under ARTICLE VIII, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any Disputing Party may request the American Arbitration

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

Association (the "AAA") to designate one arbitrator, who shall be qualified as an arbitrator under the standards of the AAA, and who shall have been engaged in the private practice of law for not less than fifteen (15) years immediately prior to appointment as arbitrator pursuant to this Agreement, who, in any such case, (i) is not affiliated with any party in interest to such arbitration, (ii) is not a law firm that has within the last three years rendered, or is then rendering, services to any party hereto, (iii) has not appeared, or is not then appearing, as counsel of record in opposition to any party hereto and (iv) is qualified to serve by training for and experience in the matters for which such arbitrator is designated to serve.

               (b) The arbitrator shall consider the dispute at issue in Irvine, California, at a mutually agreed upon time within one hundred twenty (120) days (or such other period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding using all of the authorized methods of discovery allowed by the Federal Rules of Civil Procedure in effect on the date of the initial request by the Disputing Party. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use its best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; PROVIDED, HOWEVER, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall be bound to follow the laws of the State of Delaware, both decisional and statutory, in reaching any decision and making any award and shall deliver a written award, including written findings of fact and conclusions of law, with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator; provided, HOWEVER that any party may appeal based on statutory grounds. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this SECTION 9.13 by bringing suit in any court of competent jurisdiction.

               (c) All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

               (d) The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or any other documents that are executed in connection therewith.

               (e) Arbitration under this SECTION 9.13 shall be the sole and exclusive remedy of the parties for any dispute arising out of this Agreement.

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         9.12 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.14 THIRD PARTY BENEFICIARIES. No provision of this Agreement shall create any third party beneficiary rights in any person, including any employee of Purchasers or employee or former employee of the RG Companies or ActiveUSA (including any beneficiary or dependent thereof).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.


                                         RACEGATE.COM, INC.,
                                         a Delaware corporation

                                         By:    ___________________________
                                         Name:  ___________________________
                                         Title: ___________________________

                                         RACEGATE.COM, INC.,
                                         a California corporation

                                         By:    ___________________________
                                         Name:  ___________________________
                                         Title: ___________________________

                                         RG ACQUISITION CORP.,
                                         a Delaware corporation

                                         By:    ___________________________
                                         Name:  ___________________________
                                         Title: ___________________________

                                         ACTIVEUSA.com, INC.,
                                         a Florida corporation

                                         By:    ___________________________
                                         Name:  ___________________________
                                         Title: ___________________________


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



                               TICKETMASTER ONLINE CITYSEARCH, INC.,
                               a Delaware corporation

                               By:    ___________________________
                               Name:  ___________________________
                               Title: ___________________________

                               KETTLE PARTNERS IV, L.P.,
                               By:  Morain L.L.C., its general partner

                               By:    ___________________________
                               Name:  ___________________________
                               Title: ___________________________

                               Address:

                               AUSTIN VENTURES IV, L.P.,
                               By:  A.V. Partners VI, L.P., its general partner

                               By:    ___________________________
                               Name:  ___________________________
                               Title: ___________________________

                               Address:


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